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                                                                     EXHIBIT 5.1

May 21, 1998



Siebel Systems, Inc.
1855 South Grant Street
San Mateo, California 94402

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Siebel Systems, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to 3,575,000 shares of the Company's Common Stock, $.001 par value, (the "Shares") pursuant to the exercise of outstanding options with respect to the common stock of Scopus Technology, Inc., a California corporation ("Scopus"), under Scopus' 1991
Stock Option Plan and 1995 Director Option Plan and the terms and conditions of that certain Agreement and Plan of Merger and Reorganization among the Company, Syracuse Acquisition Sub, Inc., a California corporation and a wholly-owned subsidiary of the Company, and Scopus, dated as of March 1, 1998.

In connection with this opinion, we have examined the Registration Statement and related prospectuses, the Company's Amended and Restated Certificate of Incorporation and Bylaws, as amended to date, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans, the Registration Statement and related prospectuses, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward llp



By:    /s/ Patrick A. Pohlen
    -----------------------------
     Patrick A. Pohlen